EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT











         We consent to the incorporation by reference in this Registration Statement of PennFed Financial Services, Inc. on Form S-8 of our report dated July 31, 1997, included and incorporated by reference in the Annual Report on Form 10-K of PennFed Financial Services, Inc. for the year ended June 30, 1997.











/s/DELOITTE AND TOUCHE LLP
--------------------------
DELOITTE AND TOUCHE LLP
Parsippany, New Jersey
March 4, 1998